UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition

On November 16, 2016, Crown Crafts, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter of fiscal year 2017, which ended October 2, 2016. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 15, 2016, the Board of Directors of the Company amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”) to allow for the issuance of shares of stock of the Company in either certificated or uncertificated, book-entry form.  The relevant provisions, including conforming changes, are contained in revised Article VII of the Amended and Restated Bylaws.

This description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.3 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.3	Bylaws of Crown Crafts, Inc., as amended and restated effective November 15, 2016.

99.1	Press Release dated November 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: November 16, 2016	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.3	Bylaws of Crown Crafts, Inc., as amended and restated effective November 15, 2016.

99.1	Press Release dated November 16, 2016.